EXHIBIT 99.1


                             NEW ASIA BANCORP, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR THE SPECIAL MEETING OF STOCKHOLDERS - September 23, 2006

The undersigned hereby appoints Benjamin Wong with full power of substitution, for and in the name of the undersigned, to vote all common stock, par value $5.00 per share, of New Asia Bancorp, Inc., a Delaware corporation, registered under the Bank Holding Company Act of 1956, as amended ("New Asia Bancorp"), that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held at the offices of New Asia Bancorp, Inc., 222 West Cermak Road, Chicago, IL 60616 on September 23, 2006, at 10 a.m. local time, and at any and all adjournments and postponements thereof, upon the matters described in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement, subject to any direction indicated on this card, and upon any other business that may properly come before the meeting or any postponement or adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting.

This proxy is being solicited by the Board of Directors of New Asia Bancorp. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


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1. To approve and adopt the Agreement and Plan of Merger, dated as   /_/ For
of July 6, 2006, by and between Cathay General Bancorp and New       /_/ Against
Asia Bancorp, Inc., pursuant to which New Asia Bancorp will be       /_/ Abstain
merged with and into Cathay General Bancorp (the "Merger"), and each share of New Asia Bancorp common stock, par value $5.00 per share, outstanding immediately prior to the Merger (other than shares owned directly or indirectly by Cathay General Bancorp for its own account or by New Asia Bancorp for its own account, which will be cancelled) will be converted into the right to receive a per share merger consideration of $32.60, to be paid in cash, shares of Cathay General Bancorp common stock or a combination of cash and shares of Cathay General Bancorp common stock at the election of the holder, subject to proration.
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PLEASE SIGN AND DATE BELOW AND RETURN IN ENCLOSED ENVELOPE PROMPTLY. THE
UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF SPECIAL MEETING OF STOCKHOLDERS, PROXY STATEMENT AND ELECTION FORM AND HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN WITH RESPECT TO THE MATTERS SET FORTH ABOVE.

DATE: ___________________________, 2006

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Signature

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Signature (if held jointly)

NOTE: Please date and sign this proxy exactly as your name appears hereon. In case of joint owners, each joint owner should sign. When signing in a fiduciary or representative capacity, please give your full title. If this proxy is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.
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              Please Sign, Date and Mail your Proxy Promptly in the
                         Enclosed Postage-Paid Envelope.